NOTICE OF GUARANTEED DELIVERY

Aames Financial Corporation

OFFER TO EXCHANGE
4.0% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2012
FOR ANY AND ALL OUTSTANDING
5.5% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2006
(CUSIP Nos. 00253A AE1 and U9871P AA6)

            This form or one substantially equivalent hereto must be used by registered holders of outstanding 5.5% Convertible Subordinated Debentures due 2006 (the "Existing Debentures") who wish to tender their Existing Debentures in exchange for 4.0% Convertible Subordinated Debentures due 2012 (the "New Debentures") pursuant to the exchange offer described in the Offering Memorandum dated May 15, 2002 (the "Offering Memorandum") if the holder's Existing Debentures are not immediately available or if such holder cannot deliver its Existing Debentures and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to Wells Fargo Bank Minnesota, National Association (the "Exchange Agent") prior to 5:00 p.m., New York City time, on Thursday, June 13, 2002 (the "Expiration Date"). This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mail to the Exchange Agent. See "The Exchange Offer—Procedures for Exchanging Existing Debentures—Guaranteed Delivery" in the Offering Memorandum.

The Exchange Agent for the Exchange Offer is:

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

By Registered or Certified Mail:	By Hand in New York:	By Overnight Courier and By Hand in Minnesota:
Wells Fargo Bank Minnesota, National Association MAC-N9303-121 6th and Marquette Minneapolis, MN 55479 Attn: Jeff Crow	Wells Fargo Bank Minnesota, National Association c/o The Depository Trust Company 55 Water Street, 1st Floor New York, NY 10041 Attn: Vincent Brown Jeanette Park Entrance	Wells Fargo Bank Minnesota, National Association MAC-N9303-121 6th and Marquette Minneapolis, MN 55479 Attn: Jeff Crow
By Facsimile (For Eligible Institutions Only): (612) 667-4927
Confirm Receipt of Facsimile by Telephone: (612) 667-0750

            DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

            This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution (as defined in the Offering Memorandum), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

            The undersigned hereby tenders to Aames Financial Corporation (the "Issuer") the principal amount of Existing Debentures indicated below, upon the terms and subject to the conditions contained in the Offering Memorandum and the Letter of Transmittal, receipt of which is hereby acknowledged. The undersigned agrees that tenders of Existing Debentures will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned agrees that tenders of Existing Debentures pursuant to the Exchange Offer may be withdrawn any time prior to the Expiration Date as provided in the Offering Memorandum. All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

DESCRIPTION OF EXISTING DEBENTURES TENDERED

Name of Tendering Holder	Name and Address of Registered Holder as it appears on the Existing Debentures (Please print)	Certificate Number(s) for Existing Debentures Tendered	Principal Amount of Existing Debentures Tendered

PLEASE SIGN HERE

X		X
X		X
X	Signature(s) of Owner	X	Date

                          Must be signed by the holder(s) of Existing Debentures as their name(s) appear(s) on certificates for Existing Debentures or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Please print name(s) and address(es)

Name(s):

Capacity:
Address(es):

☐	The Depository Trust Company
(Check if Existing Debentures will be tendered by book-entry transfer)
Account Number:

THE GUARANTEE ON THE FOLLOWING PAGE MUST BE COMPLETED.

THE FOLLOWING GUARANTEE MUST BE COMPLETED
GUARANTEE OF DELIVERY
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

            The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the Existing Debentures (or a confirmation of book-entry transfer of such Existing Debentures into the Exchange Agent's account at The Depository Trust Company), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guaranteed, and any other documents required by the Letter of Transmittal within three NYSE trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:	(Authorized signature)
Address:	Title:
Name:
(Zip Code)	(Please type or print)
Area Code and Telephone No.	Date:
NOTE:	DO NOT SEND EXISTING DEBENTURES WITH THIS NOTICE OF GUARANTEED DELIVERY. EXISTING DEBENTURES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.